EXHIBIT 10.1

COMMON STOCK REPURCHASE AGREEMENT

BETWEEN

C-MOTECH CO., LTD.

AND

FRANKLIN WIRELESS CORP.

THIS COMMON STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into this 27th day of  July, 2010 (“Effective Date”) by and between C-Motech Co., Ltd., a Korean Corporation with its principal place of business located at 20F, 21F Gangnam Bldg. 1321-1 Seocho-Dong, Seocho-Gu, Seoul 137-070, Korea (“C-Motech”) and Franklin Wireless Corp., a Nevada corporation with its principal place of business located at 5440 Morehouse Drive,  Suite 1000, San Diego, CA 92121 (“Franklin”).  This Agreement may refer to Supplier and Customer together as the “Parties.”

WHEREAS, C-Motech is the owner of 3,370,356 shares (the “Shares”) of Franklin’s common stock;

WHEREAS, Franklin wishes to repurchase the Shares from C-Motech;

WHEREAS, Franklin owes C-Motech US$5,371,153.00 for certain wireless products it has purchased from C-Motech in the past (the “Accounts Payable Balance”);

NOW THEREFORE, the Parties do hereby agree as follows:

1.   CONSIDERATION.  Franklin shall repurchase the Shares for total consideration of US$3,500, 000.00 or approximately US$1.0385 per share, broken down as follows:

a)
US$291,608.00 (for the repurchase of 280,806 shares) for settlement of a price dispute for certain C-Motech model name CMU-300 products previously purchased by Franklin from C-Motech.  This amount is included in the Accounts Payable balance.

b)	US$1,581,456.70 (for the repurchase of 1,522,878 shares) for amounts owed to Franklin by C-Motech for certain market development funds (“MDF”) previously agreed to between the Parties.

c)	US$1,626,935.30 (for the repurchase of 1,566,672 shares) to be paid by December 31, 2010.

2.   PAYMENT OF ACCOUNTS PAYABLE BALANCE.

a)	Franklin shall pay the Accounts Payable Balance to C-Motech based upon the following schedule:

i.	US$2,000,000.00 on or before July 27, 2010.

ii.	US$1,517,182.00 on or before August 31, 2010 (to be paid directly to C-Motech’s United States based subsidiary).

iii.	The remaining balance on or before August 31, 2010; such balance to take into account amounts owed to Franklin by C-Motech determined through full account reconciliation.

3.   BOARD OF DIRECTORS.

Upon execution of this Agreement, C-Motech shall immediately resign from Franklin’s Board of Directors.

4.   SHARE TRANSFER.

Based upon the following schedule, Franklin shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto as follows:

a)
1,803,684 shares shall transfer to Franklin upon execution of this Agreement.  C-Motech shall complete and sign the Stock Assignment Separate from Certificate in Exhibit A of this Agreement and within seven (7) business days after the Effective Date of this Agreement, provide Franklin with a certificate or certificates evidencing all of the stock being repurchased along with all other necessary documentation needed to complete the stock transfer.

b)
1,566,672 shares (the “Remaining Shares”) shall transfer when Franklin pays the amount in Section 1 c) of this Agreement (the “Remaining Payment”).  Should Franklin pay the Remaining Payment in installments, a corresponding amount of the Remaining Shares shall transfer to Franklin.  By way of example, if Franklin pays 50% of the Remaining Payment, 50% of the Remaining Shares shall transfer to Franklin. C-Motech shall complete and sign the Stock Assignment Separate from Certificate in Exhibit B of this Agreement (or a modification thereof if Franklin pays the Remaining Payment in installments) and provide Franklin with a certificate or certificates evidencing all of the stock being repurchased along with all other necessary documentation needed to complete the stock transfer.

5.   GOVERNING LAW; VENUE.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Customer has executed and delivered this Common Stock Repurchase Agreement as of the day and year first above written.

FRANKLIN WIRELESS CORP.

By: /s/ Richard Walker
Print Name: Richard Walker
Title: Vice President- Finance

IN WITNESS WHEREOF, the Supplier has executed and delivered this Common Stock Repurchase Agreement as of the day and year first above written.

C-MOTECH CO. LTD.

By: /s/ T.S. Kim
Print Name: T.S. Kim
Title: President

Exhibit A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, C-Motech Co., Ltd. hereby sells, assigns and transfers unto Franklin Wireless Corp (the “Company”), pursuant to the Common Stock Repurchase Agreement, dated July 27, 2010 by and between the undersigned and the Company (the “Agreement”), one million eight hundred three thousand six hundred eighty four (1,803,684) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate Numbers _____________and does hereby irrevocably constitute and appoint the Company’s Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned.

Dated: _____________________

/s/ T.S. Kim
C-Motech Co., Ltd.

Exhibit B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, C-Motech Co., Ltd. hereby sells, assigns and transfers unto Franklin Wireless Corp (the “Company”), pursuant to the Common Stock Repurchase Agreement, dated July 27, 2010 by and between the undersigned and the Company (the “Agreement”), one million five hundred sixty six thousand six hundred seventy two (1,566,672) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate Numbers _____________and does hereby irrevocably constitute and appoint the Company’s Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned.

Dated: _____________________

/s/ T.S. Kim
C-Motech Co., Ltd.